EXHIBIT 99.1
28405 Van Dyke Avenue
Warren, Michigan 48093
www.AssetAcceptance.com

Contacts:
Noel Ryan III
Lambert, Edwards & Associates
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces Amendment to Credit Agreement
WARREN, Mich., March 10, 2008 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, announced that it entered into an amendment today to its credit agreement. As previously reported on February 22, 2008, Asset Acceptance obtained a temporary waiver of noncompliance with its total liabilities to tangible net worth covenant until March 17, 2008 to permit it time to obtain the amendment.
The amendment to its credit agreement, pursuant to which Asset Acceptance maintains a $100 million revolving credit facility and a $150 million term loan facility, resets two financial covenants and increases the rate of interest the Company pays on borrowings under the credit facility by 25 basis points (0.25 percent). The two financial covenants reset by the amendment are (1) the ratio of consolidated total liabilities to tangible net worth, and (2) the leverage ratio. The amendment also permanently waives the earlier default on the consolidated total liabilities to tangible net worth covenant.
During the fourth quarter 2007, Asset Acceptance opportunistically took advantage of what it believed to be a favorable debt purchasing environment. The increased level of purchasing funded by borrowings on the revolving credit facility, coupled with the step down in the ratio of consolidated total liabilities to tangible net worth at December 31, 2007 from 3.0:1.0 to 2.5:1.0, resulted in the Company not passing the total liabilities to tangible net worth covenant.
Mark A. Redman, Chief Financial Officer, commented “We are pleased to have worked with our lenders to quickly resolve the non-compliance with our loan covenant and to give us the additional flexibility to pursue our planned level of debt purchasing for 2008.”
As of March 10, 2008, outstanding borrowings on the Company’s revolving credit facility and term loan facility were $25.0 million and $149.3 million, respectively.

About Asset Acceptance Capital Corp.

For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, purchases of charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and the ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.
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